Exhibit 3.1

Ministry of Government and

Consumer Services Ministère des Services gouvernementaux et des Services aux consommateurs

Certificate of Continuance Certificat de maintien

Business Corporations Act Loi sur les sociétés par actions

VILLAGE FARMS INTERNATIONAL, INC.

Corporation Name / Dénomination sociale

1000358270

Ontario Corporation Number / Numéro de société de l’Ontario

This is to certify that these articles are effective on La présente vise à attester que ces statuts entreront en vigueur le

November 09, 2022 / 09 novembre 2022

Director / Directeur

Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Continuance is not complete without the Articles of Continuance

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar

Le certificat de maintien n’est pas complet s’il ne contient pas les statuts de maintien

Copie certifiée conforme du dossier du ministère des Services gouvernementaux et des Services aux consommateurs.

Directeur ou registrateur

BCA - Articles of Continuance - VILLAGE FARMS INTERNATIONAL, INC. - OCN:1000358270 - November 09, 2022

Ministry of Government and

Consumer Services

Articles of Continuance

Business Corporations Act

1.
Corporation Name

VILLAGE FARMS INTERNATIONAL, INC.

2.
Date of Incorporation/Amalgamation

December 23, 2003

3.
Name of jurisdiction the corporation is leaving

Canada - Federal

4.
The continuance was authorized by home jurisdiction on

October 12, 2022

5.
The corporation is continued in Ontario under the name

VILLAGE FARMS INTERNATIONAL, INC.

6.
Registered Office Address

79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K 1N2

7.
Number of Directors

Minimum/Maximum Min 3 / Max 10

The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Government and Consumer Services.

,

Director/Registrar, Ministry of Government and Consumer Services Page 1 of 6

BCA - Articles of Continuance - VILLAGE FARMS INTERNATIONAL, INC. - OCN:1000358270 - November 09, 2022

8.
The director(s) is/are:

Full Name Michael DEGIGLIO

90 Colonial Center Parkway 100, Heathrow, Florida, United

Address for Service States, 32746

Full Name John P. HENRY

Address for Service 609 Armada Road South, Venice, Florida, United States, 34285

Full Name David HOLEWINSKI

16964 Lochmoor Circle, Northville, Michigan, United States,

Address for Service 48168

Full Name John R. MCLERNON

3443 Osler Street, Vancouver, British Columbia, Canada, V6H

Address for Service 2W4

Full Name Stephen C. RUFFINI

90 Colonial Center Parkway 100, Heathrow, Florida, United

Address for Service States, 32746

Full Name Christopher C. WOODWARD

1912 Whyte Avenue, Vancouver, British Columbia, Canada, V6J

Address for Service 1B4

9.
Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None":

None

10.
The classes and any maximum number of shares that the corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of Preferred Shares, issuable in series, and an unlimited number of Common Shares.

11.
Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable": RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO PREFERRED SHARES The Corporation is authorized to is-

sue an unlimited number of Preferred Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions. 1. DIRECTORS’ RIGHT TO ISSUE IN ONE OR MORE SERIES 1.1 The Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation,

The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Government and Consumer Services.

,

Director/Registrar, Ministry of Government and Consumer Services Page 2 of 6

BCA - Articles of Continuance - VILLAGE FARMS INTERNATIONAL, INC. - OCN:1000358270 - November 09, 2022

rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Business Corporations Act (Ontario) (the “Act”)) of Articles of Amendment containing a de- scription of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation. 2. RANKING OF THE PREFERRED SHARES 2.1 The Preferred Shares of each series shall rank on a parity with the Pre- ferred Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of as- sets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however; that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Pre- ferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be ap- plied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preference not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares. 3. VOTING RIGHTS 3.1 Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. Except as hereinafter provided or as required by law or as provided in the Art- icles relating to any series of Preferred Shares, the holders of the Preferred Shares shall not be entitled as such to receive notice of; to attend or to vote at any meeting of the shareholders of the Corporation until such time as dividends on any Preferred Shares in an aggregate amount equal to the dividends payable thereon over a two year period have not been paid, whether or not such dividends in arrears are consecutive, whether or not such dividends have been declared and whether or not there are or were any moneys of the Corporation properly applicable to the payment of dividends, and thereafter and so long as any di- vidends on any of the Preferred Shares remain in arrears, the holders of the Preferred Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation at which directors are to be elected, other than separate meet- ings of the holders of another class or series of shares, and to elect, voting separately as a class; two directors of the Corpora- tion. Nothing contained in these provisions shall be deemed or construed to limit the ability of the Corporation from time to time to increase or decrease the number of its directors. Notwithstanding the foregoing, the holders of the Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation. 4. AMENDMENT WITH APPROVAL OF HOLDERS OF THE PREFERRED SHARES 4.1 The rights, privileges, restric- tions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the ap- proval of the holders of the Preferred Shares given as hereinafter specified. 5. APPROVAL OF HOLDERS OF THE PREFERRED SHARES 5.1 The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose. 5.2 The formalities to be ob- served with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of share- holders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meet- ing of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Share held. RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO COMMON SHARES The Corpor-

The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Government and Consumer Services.

,

Director/Registrar, Ministry of Government and Consumer Services Page 3 of 6

BCA - Articles of Continuance - VILLAGE FARMS INTERNATIONAL, INC. - OCN:1000358270 - November 09, 2022

ation is authorized to issue an unlimited number of Common Shares, which shall have attached thereto the following rights, priv- ileges, restrictions and conditions. 1. VOTING 1.1 The holders of the Common Shares shall be entitled to one vote for each Com- mon Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class. Subject to applicable law, with respect to all meetings of the sharehold- ers of the Corporation and with respect to any written consents sought by the Corporation from the shareholders of the Corpor- ation, all shareholders of the Corporation entitled to vote, shall vote together as a single class. 2. DIVIDENDS 2.1 After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation 3. LIQUIDATION, DISSOLUTION OR WINDING-UP 3.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its af- fairs, after payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to share pro rata in any distribution of the property or assets of the Corporation.

12.
The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None":

None

13.
Other provisions

None

14.
The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated under this Act.

15.
The corporation has complied with subsection 180(3) of the Business Corporations Act.

The articles have been properly executed by the required person(s).

The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Government and Consumer Services.

,

Director/Registrar, Ministry of Government and Consumer Services Page 4 of 6

BCA - Articles of Continuance - VILLAGE FARMS INTERNATIONAL, INC. - OCN:1000358270 - November 09, 2022

Supporting Document -Constating Document from Governing Jurisdiction

The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Government and Consumer Services.

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Director/Registrar, Ministry of Government and Consumer Services Page 5 of 6

BCA - Articles of Continuance - VILLAGE FARMS INTERNATIONAL, INC. - OCN:1000358270 - November 09, 2022

Supporting Information - Nuans Report Information

Nuans Report Reference # 121716665

Nuans Report Date October 12, 2022

The endorsed Articles of Continuance are not complete without the Certificate of Continuance. Certified a true copy of the record of the Ministry of Government and Consumer Services.

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Director/Registrar, Ministry of Government and Consumer Services Page 6 of 6